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                                                                     EXHIBIT 5.1






                                 August 19, 1997




CardioVascular Dynamics, Inc.
13700 Alton Parkway
Suite 160
Irvine, CA  92618

                 Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                 We have acted as counsel to CardioVascular Dynamics, Inc., a Delaware corporation (the "Company"), in connection with the registration of 120,000 shares of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

                 In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation, as amended through the date hereof, the Company's bylaws and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

                 On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, are validly issued, fully paid and nonassessable.




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CardioVascular Dynamics, Inc.                                   August 19, 1996
                                                                         Page 2




                 We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.





                                             Very truly yours,

                                             /S/ BROBECK, PHLEGER & HARRISON LLP

                                             BROBECK, PHLEGER & HARRISON LLP